UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2021

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600 Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)

(918) 237-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 1, 2021, certain wholly-owned subsidiaries (collectively, the “Pipeline Sellers”) of Blueknight Energy Partners, L.P. (the “Partnership”) consummated the previously disclosed sale of (i) all of the equity interests in certain subsidiaries of the Partnership and (ii) certain supply and marketing contracts (the “Transaction”) to Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Refining & Marketing, LLC (collectively, the “Pipeline Buyers”), for approximately $20.0 million in cash (subject to customary adjustments), pursuant to that Membership Interest Purchase Agreement (the “Pipeline Purchase Agreement”), dated as of December 20, 2020, by and among the Pipeline Sellers and the Pipeline Buyers.

Unaudited pro forma condensed consolidated information of the Partnership to give effect to the Transaction is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(b)   Pro Forma Financial Information. The unaudited pro forma consolidated financial information of the Partnership is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

(d)  Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: February 1, 2021	By:	/s/ D. Andrew Woodward
D. Andrew Woodward Chief Executive Officer